UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

WSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53003	26-1219088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4201 Mitchellville Road, Suite 200 Bowie, Maryland		20716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (301) 352-3120

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2008, the Board of Directors of WSB Holdings, Inc. announces that Mr. James Hooper has resigned as a director due to unforeseen circumstances relating to his business obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2008	WSB HOLDINGS, INC.

/s/ Carol A. Ramey
Carol A. Ramey
Controller